Exhibit 8

Joint Filing Agreement

The undersigned parties hereby agree to the joint filing of the statement on Schedule 13D filed herewith, and any amendments hereto, relating to the Common Units of Andeavor Logistics LP, with the Securities and Exchange Commission pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: November 1, 2017

ANDEAVOR

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

TESORO REFINING & MARKETING COMPANY LLC

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

TESORO ALASKA COMPANY LLC

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

TESORO LOGISTICS GP, LLC

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

WESTERN REFINING, INC.

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

GIANT INDUSTRIES, INC.

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

WESTERN ACQUISITION HOLDINGS, LLC

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller

WESTERN REFINING SOUTHWEST, INC.

By:	/s/ Blane W. Peery
Blane W. Peery
Vice President and Controller